UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

IPOWER INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

IPOWER INC.

8798 9th Street

Rancho Cucamonga, CA 91730

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on April 13, 2026 at 10:00 a.m. ET

TO THE STOCKHOLDER OF IPOWER INC.:

You are cordially invited to attend the annual meeting of the stockholders of iPower Inc., a Nevada corporation (“Company”), which will be held on April 13, 2026, at 10:00 a.m. (ET), and will be accessible virtually at www.virtualshareholdermeeting.com/IPW2026 (the “Annual Meeting”), for the following purposes:

1.	To elect five (5) directors to the board of directors of the Company;

2.	To ratify appointment of HTL International, LLP as the Company’s independent accountants for the fiscal year ending June 30, 2026;

3.	To conduct an advisory vote approving executive compensation;

4.	To approve, pursuant to Nasdaq Listing Rule 5635(a), the issuance of more than 20% of the Company’s outstanding common stock as of the record date (and/or securities convertible into or exercisable for common stock, counted on an as converted basis) or combining with preferred shares or other instrument, as consideration for the acquisition of one or more target companies or its assets, including the potential acquisition of a custom made, on-demand product business, with each acquisition valued at up to $3,000,000 to be completed within three (3) months of stockholder approval;

5.	To approve, pursuant to Nasdaq Listing Rule 5635(a), the issuance of more than 20% of the Company’s outstanding common stock as of the record date (and/or securities convertible into or exercisable for common stock, counted on an as converted basis), or combining with preferred shares or other instrument, as consideration for the acquisition of one or more ecommerce brands, with each acquisition valued at up to $3,000,000 to be completed within three (3) months of stockholder approval;

6.	To consider and vote on a proposal to approve any adjournment of the Annual Meeting from time to time, if necessary or appropriate, including to solicit additional votes in favor of any of the above proposals, in the event there are not sufficient votes at the time of the Annual Meeting to approve the proposals or to establish a quorum; and

7.	To transact any other business as may properly be presented at the Annual Meeting or any adjournment thereof.

The matters expected to be acted upon at the Annual Meeting are described in more detail in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

The Notice of Annual Meeting of Stockholders, proxy statement and proxy card are being mailed to stockholders on or about March [*], 2026.

We urge you to fill out, sign, and submit the enclosed proxy card today or follow the specific instructions on how to vote your shares through the Internet or telephone.

You may cast your vote by proxy over the Internet, telephone or by completing and mailing a proxy card to ensure that your shares will be represented at the Annual Meeting. Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend. Returning the proxy card does not deprive you of your right to attend and vote your shares at the Annual Meeting.

By Order of the Board of Directors,

/s/ Chenlong Tan
Chenlong Tan
Chief Executive Officer

Dated: [             ], 2026

IMPORTANT

Whether or not you expect to attend the Annual Meeting, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed return envelope or follow the instructions contained in the proxy materials to vote on the Internet or by telephone. If you grant a proxy, you may revoke it at any time prior to the Annual Meeting and will still have the opportunity to vote in person at the Annual Meeting.

PLEASE NOTE: If your shares are held in street name, you must contact your broker, bank, custodian or other nominee.

iPower Inc.

8798 9th Street

Rancho Cucamonga, CA 91730

PROXY STATEMENT

for the

Annual Meeting of Stockholders

to be held on April 13, 2026

PROXY SOLICITATION

The Company is soliciting proxies on behalf of the board of directors in connection with the Company’s annual meeting of stockholders on April 13, 2026, and at any adjournment thereof (the “Annual Meeting”). The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card, and any additional materials that may be furnished to stockholders. Broadridge Financial Solutions, Inc. has been engaged to solicit proxies and distribute materials to brokers, banks, custodians, and other nominee holders for forwarding to beneficial owners of the Company’s stock, and the Company will pay Broadridge Financial Solutions, Inc. for these services and reimburse certain of its expenses. In addition, the Company will reimburse nominee holders their forwarding costs. Proxies also may be solicited through the mail or direct communication with certain stockholders or their representatives by Company officers, directors or employees, who will receive no additional compensation for their efforts.

The Notice of Annual Meeting of Stockholders, proxy statement, proxy card and other proxy materials are being mailed to stockholders of record, as of February 12, 2026 (the “Record Date”) on or about March [*], 2026.

Your vote is very important. Stockholders may vote their shares (1) at the Annual Meeting, (2) through the Internet or by telephone in advance by following the instructions on your proxy card, or (3) by completing and returning the proxy card you receive in the mail. Specific instructions for voting through the Internet or by telephone (including voting deadlines) are included in the proxy materials. For specific instructions on how to vote your shares, please refer to the instructions in this Notice, in the section titled “General Information About Voting” of the Proxy Statement or on your proxy card. Whether or not you expect to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Proxy Statement or on the proxy card you received in the mail.

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GENERAL INFORMATION ABOUT VOTING

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares on the Record Date. As of the close of business on the Record Date, a total of 1,293,177 shares of common stock are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on all matters presented at the Annual Meeting.

Can I vote at the Annual Meeting?

You may vote your shares electronically at the Annual Meeting by using the control number on your Notice, proxy card, or voting instruction form and following the instruction at www.virtualshareholdermeeting.com/IPW2026. If you have already voted previously by Internet, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote.

However, you need not attend the Annual Meeting in person to vote your shares. A stockholder of the Company has the right to appoint a person or company (who need not be a stockholder) other than the persons whose names appear in such form of proxy, to attend and act for and on behalf of such stockholder at the Annual Meeting and any adjournment(s) or postponement(s) thereof. Such right may be exercised either by striking out the names of the persons specified in the proxy card and inserting the name of the person or company to be appointed in the blank space provided in the form of proxy, or by completing another proper form of proxy and, in either case, delivering the completed and executed proxy to Broadridge, no later than 11:59 p.m. Eastern Time on April 12, 2026 or, if the Annual Meeting is adjourned, at least 48 hours (excluding Saturdays, Sundays and statutory holidays in the United States) before the beginning of any adjournment(s) to the Annual Meeting. The proxyholder does not need to be a stockholder of the Company, but the proxyholder does need to understand that the Registered Stockholder’s vote will not be counted unless the proxyholder attends the Annual Meeting and votes the Registered Stockholder’s shares.

If you are a Non-registered Stockholder and wish to appoint someone else as your proxyholder, including yourself, to participate in the Annual Meeting, including asking questions and voting, please follow the instructions in the voting instruction form or contact your intermediary for instructions.

If I am a stockholder of record, how do I cast my vote?

We encourage you to vote your proxy over the Internet or telephone. You may vote by proxy over the Internet by going to www.proxyvote.com to complete an electronic proxy card or you may submit your vote by calling 1-800-690-6903. In order to ensure that your vote counts, we must receive your vote by no later than 11:59 p.m. Eastern Time on April 12, 2026.

We provide Internet proxy voting to allow you to vote your shares on-line, using procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from your Internet service provider and telephone company.

You may also vote by proxy using the enclosed proxy card. If you choose to vote using the proxy card, please complete, sign and date your proxy card and return it promptly in the envelope provided.

If you are a stockholder of record, you may also vote in person at the Annual Meeting.

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If my shares are held through a brokerage firm or bank, how do I cast my vote?

For beneficial stockholders whose shares are registered in the name of a brokerage firm or bank, a number of brokerage firms and banks are participating in a program that offers Internet voting options. Stockholders should refer to the voting instruction form provided by their brokerage firm or bank for instructions on the voting methods they offer. Submitting an Internet proxy will not affect your right to vote electronically at the Annual Meeting should you decide to attend the Annual Meeting. The Internet voting procedures are designed to authenticate shareholders’ identities, to allow stockholders to give their voting instructions, and to confirm that stockholders’ instructions have been recorded properly.

What if other matters come up at the Annual Meeting?

The matters described in this proxy statement are the only matters we know of that will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

How do I revoke my proxy and change my vote?

You can revoke your proxy at any time before it is exercised at the Annual Meeting in any of three ways:

•	by submitting written notice revoking your proxy card to the Secretary of the Company;

•	by submitting another proxy via the Internet or by mail that is dated after your original proxy vote and, if by mail, it is properly signed; or

•	by voting in person (virtually) at the Annual Meeting.

Attendance at the Annual Meeting will not by itself revoke a previously granted proxy. If you hold shares in street name and wish to change your vote, you must follow the directions provided by your brokerage or other financial intermediary.

Can I vote in person at the Annual Meeting rather than by voting via Internet or by completing and returning the proxy card?

You can vote using the Internet or by telephone or you can attend the Annual Meeting virtually where you will be able to vote your shares in person.

Why are we seeking stockholder approval for these proposals?

Proposal No. 1: The Nevada Revised Statutes, as amended, and the rules of the Nasdaq Stock Market require corporations to hold elections for directors each year.

Proposal No. 2: The Company, through its Audit Committee, has selected HTL International, LLP to serve as the Company’s independent auditors for the 2026 fiscal year. The Company elects to have its stockholders ratify such appointment.

Proposal No. 3: The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) provides an advisory vote by stockholders to approve the compensation paid to the Company’s named executive officers.

Proposals No. 4 and No. 5: Nasdaq Rule 5635(a) requires stockholder approval prior to the issuance of 20% or more of a company’s common stock as consideration for an acquisition. The Company is considering entering into agreements to acquire one or more companies, or their assets, in the near term for which it seeks to issue, in each case, in excess of 20% of the Company’s issued and outstanding common stock as consideration. As such, the Company must obtain stockholder approval prior to closing on, or issuing in excess of 20% of the Company’s common stock as consideration for, such assets or acquisition targets.

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Proposal No 5: While the Nevada Revised Statutes and our bylaws generally allow for meetings to be adjourned at the discretion of the Company, the Securities and Exchange Commission (“SEC”) requires that companies provide stockholders with the ability to vote on any adjournment proposal on the proxy card.

Proposal No. 6: In the event additional items arise that require a vote, we are seeking stockholder approval to transact such other business as may properly come before the meeting or any adjournment thereof.

What is “householding” and how does it work?

The SEC rules permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering only one set of proxy materials addressed to those stockholders, if consented to by the stockholders. This delivery method, called “householding,” reduces our delivery costs and provides extra convenience for stockholders. Stockholders who participate in householding and who request to receive separate printed proxy materials will continue to receive separate proxy cards.

Once a stockholder has received notification from its broker that it will be “householding” communications to such stockholder’s address, “householding” will continue until such stockholder is notified otherwise or until such stockholder notifies its broker or us that it no longer wishes to participate in “householding.” A stockholders may revoke such stockholder’s consent by notifying its broker or delivering written notice of such revocation to the Company at iPower Inc., Attention: Corporate Secretary, 8798 9th Street, Rancho Cucamonga, CA 91730. Upon written or oral request of a stockholder at a shared address, we will promptly deliver separate copies of these documents or do so in the future if requested.

Votes Required to Approve each Proposal

The holders of one-third of all stock issued, outstanding and entitled to vote at a meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

The following votes are required for approval of the proposals being presented at the Annual Meeting:

Proposal No. 1: Election of Directors. Votes may be cast: “FOR ALL” nominees, “WITHHOLD ALL” nominees or “FOR ALL EXCEPT” those nominees noted by you on the appropriate portion of your proxy or voting instruction card. At the Annual Meeting, five directors are to be elected, which number shall constitute our entire board of directors, to hold office until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. Pursuant to our bylaws, as amended, directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the five candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Proxies cannot be voted for a greater number of persons than the number of nominees named or for persons other than the named nominees. Withholding a vote from a director nominee will not be voted with respect to the director nominee indicated and will have no impact on the election of directors although it will be counted for the purposes of determining whether there is a quorum. Broker non-votes will have no effect on the outcome of this proposal.

Proposal No. 2: To Ratify the Selection of HTL International, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026. Votes may be cast: “FOR,” “AGAINST” or “ABSTAIN.” The affirmative vote of the holders of shares of common stock representing a majority of the shares of common stock cast at the meeting in person or by proxy is required for the ratification of the selection of HTL International, LLP as our independent registered public accounting firm for the current fiscal year. Abstentions will have no effect on the outcome of this proposal. There will be no broker non-votes with respect to this proposal.

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Proposal No. 3: To Approve the Compensation of the Company’s Named Executive Officers. Votes may be cast: “FOR,” “AGAINST” or “ABSTAIN.” The affirmative vote of the holders of shares of common stock representing a majority of the shares of common stock cast at the meeting in person or by proxy is required for the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Proposal No. 4 and Proposal No. 5: To Approve the issuance of 20% or More of the Company’s outstanding shares of common stock as of the Record Date for one or more Acquisition Targets. Votes may be cast: “FOR,” “AGAINST” or “ABSTAIN.” The affirmative vote of the holders of shares of common stock representing a majority of the shares of common stock cast at the meeting in person or by proxy is required for the approval of each of Proposal No. 4 and Proposal No. 5. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Proposal No. 6: To Approve an Adjournment of the Annual Meeting. Votes may be cast: “FOR,” “AGAINST” or “ABSTAIN.” The affirmative vote of the holders of shares of common stock representing a majority of the shares of common stock cast at the meeting in person or by proxy is required; provided, that in the absence of a quorum, the affirmative vote of the holders of a majority of the shares present, in person or by proxy at the Annual Meeting, and entitled to vote is required for this adjournment proposal. Abstentions and broker non-votes will have no effect on the outcome of this adjournment proposal (assuming the presence of a quorum).

How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting, who will separately count “For,” “Abstain” and “Against” votes, and broker non-votes. Abstentions will not be counted as votes for any matter.

Who pays for this proxy solicitation?

We do. In addition to sending you these materials and posting them on the Internet, some of our employees may contact you by telephone, by mail, by fax, by email or in person. None of these employees will receive any extra compensation for doing this. We may, however, reimburse brokerage firms and other custodians for their reasonable out-of-pocket costs in forwarding the proxy materials to stockholders.

Is my vote kept confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•	as necessary to meet applicable legal requirements;

•	to allow for the tabulation and certification of votes; and

•	to facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the board of directors.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be disclosed in a Current Report on Form 8-K filed within four business days after the Annual Meeting.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees to the Board of Directors

All of our directors hold office for one-year terms until the election and qualification of their successors. Officers are appointed by our board of directors and serve at the discretion of the board of directors subject to applicable employment agreements. The following table sets forth information relating to our executive officers and members of our board of directors.

Name	Age	Position
Chenlong Tan	43	Chairman, CEO, President, Interim Chief Financial Officer and Director
Yi Yang	39	Director
Bennet Tchaikovsky	56	Independent Director
Hanxi Li	39	Independent Director
Yue Guo	38	Independent Director

Chenlong Tan. Mr. Tan cofounded our Company in 2018 and is the Chairman, Chief Executive Officer, President and Interim Chief Financial Officer. He has held the position of Chief Executive Officer since April 2018 and assumed the positions of Chairman, President and Interim Chief Financial Officer in January 2020. Mr. Tan held the position of Interim Chief Financial Officer until January 2021. From 2010 until 2018, Mr. Tan was the cofounder, Chief Executive Officer and Chief Information Officer at our predecessor, BizRight LLC, where he built the business from the ground up to achieve $20 million in sales through data driven development. From 2002 until 2010, Mr. Tan served as a Solution Architect and Senior Software Engineer at various companies, where he took a lead role, managing consultants, business architects and project managers, in working with healthcare companies in completing scoping requirements, solution gathering and project management, among other things. Mr. Tan received his B.Sc. at the University of Auckland in New Zealand, where he graduated with honors.

Yi Yang. Ms. Yang was appointed to serve as a director on our board of directors on June 6, 2025. Ms. Yang has served as the Founder and Chief Executive Officer of Custom Cup Factory, Inc. since 2020 and as the Founder and Chief Executive Officer of Pacelor since 2022. From 2017 until 2018, Ms. Yang was founder and operator of Lebonbon, a boutique catering and event service company specializing in desserts, beverages, and party/event execution. From 2010 until 2014, Ms. Yang was a personnel specialist with the United States Navy, where she managed personnel records, advancement testing and military benefits, among other duties. We believe that Ms. Yang’s extensive experience in packaging, wholesale and logistics will benefit the Company’s business and operations and make Ms. Yang a valuable member of the board of directors.

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Bennet Tchaikovsky. Mr. Tchaikovsky serves as a member of our board of directors, a position he has held since May 2021, following completion of our initial public offering, and serves as chair of the audit committee. Since August 2014, Mr. Tchaikovsky has been a full-time professor at Irvine Valley College. From January 2022 to June 2024, Mr. Tchaikovsky served as a part-time accounting instructor at California State University, Fullerton. From January 2020 through December 2021, Mr. Tchaikovsky served as a member of the board of directors for Oriental Culture Holding Group, Ltd. (Nasdaq: OCG). From February 2021 through July 2022, Mr. Tchaikovsky served as a member of the board of directors for Industrial Human Capital, Inc. (NYSE: AXH). From September 2020 through December 2021, Mr. Tchaikovsky served as a part-time accounting instructor at Long Beach City College. From August 2018 to May 2019, Mr. Tchaikovsky was a part-time instructor at Chapman University. From November 2013 to August 2019, Mr. Tchaikovsky served as a board member and chairman of the audit committee of Ener-Core, Inc. (OTCMKTS: ENCR). From August 2013 to May 2014, Mr. Tchaikovsky was a part-time faculty member of Irvine Valley College and a part-time faculty member of Pasadena City College. Mr. Tchaikovsky has served as a director on the board of directors of China Jo-Jo Drugstores, Inc. (NASDAQ: CJJD) from August 2011 to January 2013 and as its chief financial officer from September 2009 to July 2011. From April 2010 to August 2013, Mr. Tchaikovsky served as chief financial officer of VLOV, Inc. From May 2008 to April 2010, Mr. Tchaikovsky served as chief financial officer of Skystar Bio-Pharmaceutical Company. From March 2008 to November 2009, Mr. Tchaikovsky served as a director on the board of directors of Ever-Glory International Group (Nasdaq: EVK), where he served as chairman of the audit committee and was a member of the compensation committee. From December 2008 through November 2009, Mr. Tchaikovsky served as a director of Sino Clean Energy, Inc. Mr. Tchaikovsky received his Juris Doctorate degree from Southwestern Law School in December 1996 and his Bachelor of Arts degree in Business Economics from the University of California at Santa Barbara in August 1991. Mr. Tchaikovsky is an actively licensed Certified Public Accountant in California and is an actively licensed member of the California State Bar. We believe that Mr. Tchaikovsky’s extensive experience in accounting and business will benefit the Company’s business and operations and make him a valuable member of the board of directors and its committees.

Hanxi Li. Ms. Li was appointed to serve as a director on our board of directors on December 23, 2021 and serves as chair of our compensation committee. Ms. Li has more than a decade of marketing experience working with Fortune 50 companies and international conferences. Since 2019, Ms. Li has served as Vice President of Marketing for Elegantz Productions LLC. In this role, she executed branding and marketing campaigns targeting the United States region for Sequoia Capital and Xiaomi. She also formed a long-term partnership with ByteDance Ltd. and Ciwen Media. From 2017 to 2018, she was the marketing director of the Company’s predecessor, Bizright LLC, where she was in charge of the company’s branding and marketing strategies, including the expansion of the company’s social media marketing. From 2013 to 2016, Ms. Li was a partner at a private video studio where she worked with top companies across industries, including Bluefocus, and executed a performance project in the China National Olympic Park. From 2011 to 2014, as publicity supervisor for the China National Convention Center, Ms. Li led efforts for branding and media channels for national and international meetings. Her long track record as a successful marketing leader makes her ideally suited to serving as a member of our board of directors.

Yue Guo. Ms. Guo was appointed to serve as a director on our board of directors on May 8, 2025. Ms. Guo is a seasoned technology and developer marketing expert with 14 years of experience in the IT and internet industry, specializing in community building, product management, and strategic content operations. Currently a Senior Developer Marketing Manager at Amazon Web Services (AWS) China since May 2021, Ms. Guo has successfully led the establishment of the China Developer Center, achieving 1.2 million annual engagements and onboarding 30,000 new developers within the first year. Before AWS, Ms. Guo was the Head of Developer Market at JD Cloud Technology, from October 2018 to May 2021, where they scaled a developer community to 10 million annual users, generated over 1,000 technical content pieces annually, and established key partnerships with universities and tech foundations. At Baidu, Ms. Guo led the Apollo developer community, building the world’s largest autonomous driving community with over 100,000 developers and launching a globally recognized autonomous driving curriculum in partnership with top universities. A recognized leader in the tech community, Ms. Guo has been an advisory member at OpenSourceCommunity and an expert committee member at the China Open Source Promotion Union (COPU). They are also a member of the China Computer Federation (CCF) Programmer Culture Committee and have represented AWS China in the LF AI & Data community. Ms. Guo’s core strengths include product strategy, content operations, community growth, and developer relations, with a proven track record of driving strategic initiatives that foster engagement, brand visibility, and technical partnerships across major tech ecosystems. We believe that Ms. Guo’s extensive experience in computer science and software will benefit the Company’s business and operations and make them a valuable member of the board of directors.

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Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has:

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
•	been found by a court of competent jurisdiction in a civil action or by the Securities Exchange Commission (the “SEC”) or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Operations

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Directors elected at the annual meetings serve for one-year terms. Officers are elected by, and serve at the discretion of, the board of directors. Our board of directors shall hold meetings on at least a quarterly basis.

Mr. Tan holds the positions of Chief Executive Officer, Interim Chief Financial Officer and Chairman of the board of directors of the Company. The board of directors believes that Mr. Tan’s services as Chief Executive Officer, Interim Chief Financial Officer, and Chairman of the board of directors is in the best interest of the Company and its stockholders. Mr. Tan possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing us in our business and is thus best positioned to develop agendas that ensure that the board of directors’ time and attention are focused on the most critical matters relating to the Company’s business. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to our stockholders, employees and customers.

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The board of directors has not designated a lead director. The independent directors can call and plan their executive sessions collaboratively and, between meetings of the board of directors, communicate with management and one another directly. Under these circumstances, the directors believe designating a lead director to take on responsibility for functions in which they all currently participate might detract from rather than enhance performance of their responsibilities as directors.

The board of directors receives regular reports from the Chief Executive Officer and members of senior management on operational, financial, legal and regulatory issues and risks. The Audit Committee of the board of directors additionally is charged under its charter with oversight of financial risk, including the Company’s internal controls, and it receives regular reports from management, the Company’s internal auditors and the Company’s independent auditors. Whenever a committee of the board of directors receives a report involving risk identification, risk management or risk mitigation, the chairman of the committee reports on that discussion, as appropriate, to the full board of directors during the next board meeting.

The Company’s board of directors held three meetings and acted by written consent on five occasions during the year ended June 30, 2025. During that time, no director attended fewer than 75% of the meetings of the board of directors and board committees of which the director was a member.

Director Independence Determinations

Independence of the Board of Directors

As required under the listing standards of The Nasdaq Stock Market, LLC (Nasdaq), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The board of directors consults with our outside counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

The board’s Nominating and Corporate Governance Committee undertook a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, the Nominating and Corporate Governance Committee has determined that Mr. Bennet Tchaikovsky, Ms. Hanxi Li and Ms. Yue Guo do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards. In making these determinations, the Nominating and Corporate Governance Committee considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances deemed relevant in determining their independence, including the beneficial ownership of our shares by each non-employee director, any transactions between the Company and the director’s immediate family or affiliated organizations during the past three fiscal years, and the transactions described in “Certain Relationships and Related Person Transactions” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025.

Board Committees

Our board of directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees operates under a charter that has been approved by our board of directors, as set forth below.

Audit Committee. Our Audit Committee consists of three independent directors. The members of the Audit Committee are Mr. Tchaikovsky, Ms. Guo and Ms. Li. The Audit Committee consists exclusively of directors who are financially literate and Mr. Tchaikovsky serves as chair of the Audit Committee. As a licensed certified public accountant, Mr. Tchaikovsky is considered an “audit committee financial expert” as defined by the SEC’s rules and regulations.

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The audit committee responsibilities include:

•	overseeing the compensation and work of and performance by our independent auditor and any other registered public accounting firm performing audit, review or attestation services for us;
•	engaging, retaining and terminating our independent auditor and determining the terms thereof;
•	assessing the qualifications, performance and independence of the independent auditor;
•	evaluating whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence;
•	reviewing and discussing the audit results, including any comments and recommendations of the independent auditor and the responses of management to such recommendations;
•	reviewing and discussing the annual and quarterly financial statements with management and the independent auditor;
•	producing a committee report for inclusion in applicable SEC filings;
•	reviewing the adequacy and effectiveness of internal controls and procedures;
•	establishing procedures regarding the receipt, retention and treatment of complaints received regarding the accounting, internal accounting controls, or auditing matters and conducting or authorizing investigations into any matters within the scope of the responsibility of the audit committee; and
•	reviewing transactions with related persons for potential conflict of interest situations.

The Audit Committee held three meetings and took one action by written consent during the fiscal year ended June 30, 2025.

Compensation Committee. Our Compensation Committee consists of three independent directors. The members of the Compensation Committee are Ms. Li, Mr. Tchaikovsky and Ms. Guo. Ms. Li serves as the chair of the Compensation Committee. The committee has primary responsibility for:

•	reviewing and recommending all elements and amounts of compensation for each executive officer, including any performance goals applicable to those executive officers;
•	reviewing and recommending for approval the adoption, any amendment and termination of all cash and equity-based incentive compensation plans;
•	once required by applicable law, causing to be prepared a committee report for inclusion in applicable SEC filings;
•	approving any employment agreements, severance agreements or change of control agreements that are entered into with the Chief Executive Officer and certain executive officers; and
•	reviewing and recommending the level and form of non-employee director compensation and benefits.

The Compensation Committee held no meetings and took three actions by written consent during the fiscal year ended June 30, 2025.

Nominating and Governance Committee. The Nominating and Governance Committee consists of three independent directors. The members of the Nominating and Governance Committee are Mr. Guo, Ms. Li and Mr. Tchaikovsky. Ms. Guo serves as chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s responsibilities include:

•	recommending persons for election as directors by the stockholders;
•	recommending persons for appointment as directors to the extent necessary to fill any vacancies or newly created directorships;
•	reviewing annually the skills and characteristics required of directors and each incumbent director’s continued service on the board of directors;
•	reviewing any stockholder proposals and nominations for directors;

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•	advising the board of directors on the appropriate structure and operations of the board of directors and its committees;
•	reviewing and recommending standing board committee assignments;
•	developing and recommending to the board of directors the Corporate Governance Guidelines, a Code of Business Conduct and Ethics and other corporate governance policies and programs and reviewing such guidelines, code and any other policies and programs at least annually;
•	making recommendations to the board of directors as to determinations of director independence; and
•	making recommendations to the board of directors regarding corporate governance based upon developments, trends, and best practices.

The Nominating and Governance Committee will consider stockholder recommendations for candidates for the board of directors.

The Nominating and Corporate Governance Committee held no meetings and took one action by written consent during the fiscal year ended June 30, 2025.

Code of Business Conduct and Ethics

The Company has adopted a formal Code of Business Conduct and Ethics that is applicable to every officer, director, employee and consultant (the “Employees”) of the Company and its affiliates. The Code reaffirms the high standards of business conduct required of all of the Company’s Employees.

Insider Trading Policy

The Company has adopted an insider trading policy to help the Company’s Employees comply with federal and state securities laws, prevent insider trading and govern the terms and conditions at which the Employees can trade in the Company’s securities.

Incentive-Based Compensation Recovery (Clawback) Policy

The Company maintains an incentive-based compensation recovery (clawback) policy to enable the Company to recover erroneously awarded compensation in the event that the Company is required to prepare an accounting restatement.

Limitation of Directors Liability and Indemnification

The Nevada Revised Statutes authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties.

iPower maintains stand-alone director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act. In addition, Nevada law and our bylaws provide that we will indemnify our directors and officers who, by reason of the fact that he or she is an officer or director, is involved in a legal proceeding of any nature.

There is no pending litigation or proceeding against any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Indemnification Agreements

To date, we have no specific indemnification agreements with our directors or executive officers. However, our officers and directors are entitled to indemnification through our bylaws and to the extent allowed pursuant to the Nevada Revised Statutes, federal securities law and our directors and officers liability insurance.

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Director Compensation

We reimburse all members of our board of directors for their direct out of pocket expenses incurred in attending meetings of our board of directors. This table summarizes the compensation paid to each of our independent directors who served in such capacity during the fiscal year ended June 30, 2025.

Name	Fees Earned or Paid in Cash ($USD)	Stock Based Awards ($USD)	Others ($USD)	Total ($USD)
Bennet Tchaikovsky	$30,000	$30,000	$–	$60,000
Kevin Liles (1)	$21,875	$30,000	$–	$55,000
Hanxi Li	$25,000	$30,000	$–	$55,000
Yue Guo (1)	$–	$–	$–	$–
Yi Yang (2)	$–	$–	$–	$–

 _______________________

(1)	Mr. Liles resigned as a director on May 8, 2025, at which time the Board appointed Yue Guo to serve as independent director.
(2)	Ms. Yang was appointed to the Board effective June 5, 2025. Ms. Yang does not receive cash or stock compensation for her service on the board as she does not qualify as an independent director.

Our independent directors each receive (i) $25,000 annual cash compensation, payable in equal quarterly installments, and (ii) $30,000 in restricted stock units (“RSUs”), which were issued pursuant to our 2020 Amended Equity Incentive Plan. The RSUs vest monthly in 12 substantially equal installments. In addition, the chairman of our Audit Committee is entitled to receive an additional $5,000 annual retainer for his additional responsibilities, which retainer will be payable in equal quarterly installments. Directors will also be reimbursed for reasonable expenses incurred in connection with the performance of their duties. No compensation has been awarded to any directors who were not executive officers for the fiscal years ended June 30, 2025 and 2024.

Communications with the Board of Directors

The board of directors has established a process for stockholders to send communications to the board of directors. Stockholders and other stakeholders may communicate with the board of directors as a group or individually by writing to: iPower Inc., 8798 9th Street, Rancho Cucamonga, CA 91730, Attention: Corporate Secretary, or email at IPW@elevate-ir.com. The board of directors has instructed the Corporate Secretary to review these communications and promptly forward all communications relevant to the board of directors’ roles and responsibilities.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings. Based solely on our review of the copies of such forms furnished to us and written representations by our officers and directors regarding their compliance with applicable reporting requirements under Section 16(a) of the Exchange Act, we believe that all Section 16(a) filing requirements for our executive officers, directors and 10% stockholders were met during the year ended June 30, 2025, except for the following:

Name	Late Reports	Transactions Covered	Number of Shares
Hanxi Li	Form 4	COMMON STOCK	23,809
Bennet Tchaikovsky	Form 4	COMMON STOCK	23,809
Kevin Liles*	Form 4	COMMON STOCK	23,809

*Kevin Liles served on the board through May 8, 2025, at which time he was replaced by Ms. Yue Guo.

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EXECUTIVE OFFICE COMPENSATION

Summary Compensation Table

The following table presents information regarding the total compensation earned by our executive officers who were serving as executive officers as of June 30, 2025, for services rendered in all capacities to us for the fiscal years ended June 30, 2025 and 2024.

Name and Principal Position	Year	Salary ($USD)	Bonus ($USD)	Stock Based Awards ($USD)	Others ($USD)		Total ($USD)
Chenlong Tan	2025	264,000	–	362,325	62,647	(1)	688,972
Chairman, Chief Executive Officer, President and Interim Chief Financial Officer	2024	264,000	–	–	62,647	(1)	326,647

Kevin Vassily	2025	220,000	–	–	–		220,000
Former Chief Financial Officer(2)	2024	240,000	–	–	–		240,000

_________________________

(1)	Consists of the costs of leasing a car.
(2)	Mr. Vassily resigned as the Company’s Chief Financial Officer on May 31, 2025, at which time Mr. Tan assumed the position of Interim Chief Financial Officer.

Employment Agreement with Chenlong Tan

On July 1, 2020, we entered into an employment agreement with our Chief Executive Officer, Chenlong Tan. Under Mr. Tan’s employment agreement, Mr. Tan receives base compensation of $20,000 per month, is entitled to performance cash bonus compensation based on achievement of certain pre-determined goals, and from time to time may be granted restricted common shares and/or options to purchase shares of the Company’s common stock, subject to the board of directors or Compensation Committee approval. In addition, during the term of Mr. Tan’s employment agreement, we are also leasing a motor vehicle for Mr. Tan’s daily use. Mr. Tan is not entitled to any severance rights under his employment agreement. Mr. Tan’s employment agreement has a term of five years, is thereafter renewable on an annual basis, and may be terminated upon 30 days’ notice upon the mutual agreement of Mr. Tan and the Company.

Employment Agreement with Kevin Vassily

On January 29, 2021, we entered into an employment agreement with our Chief Financial Officer, Kevin Vassily. Under Mr. Vassily’s employment agreement, Mr. Vassily received base compensation of $240,000, was entitled to an annual guaranteed bonus of $60,000 upon achievement of certain milestones and up to an additional $60,000 annually in the sole discretion of the Company’s board of directors. Mr. Vassily was also entitled to 12,000 restricted stock units upon completion of our IPO. Thereafter, stock grants were adjusted based on the awards from each prior year. Mr. Vassily was not entitled to any severance rights under his employment agreement and could be subject to termination upon 30 days’ written notice by either party. On May 21, 2025, Mr. Vassily announced that he would be resigning from the Company, effective May 31, 2025. At such time, Mr. Tan assumed the position of interim Chief Financial Officer.

Outstanding Equity Awards at June 30, 2025

The following table provides information regarding outstanding equity awards held by our named executive officers as of June 30, 2025.

		Options				Restricted Stock Unit Awards
Name	Grant Date	Number of securities Underlying Options (#) Vested	Number of Securities Underlying Options (#) Unvested*	Option Exercise Price ($)	Option Expiration date	Number of Securities Underlying RSUs (#) Vested	Number of Securities Underlying RSUs(#) Unvested
Chenlong Tan	5/13/2022	0	3,000,000	$1.12	5/12/2032	–	–
	8/29/2024	355,000	845,000	$1.43	8/28/2034	–	–

 *On October 27, 2025, our common stock was subject to a one-for-30 reverse stock split, which is not reflected in the above table.

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Equity Incentive Plan

On October 15, 2020, the Company’s board of directors adopted, and its stockholders approved and ratified, the iPower Inc. 2020 Equity Incentive Plan. Further on May 5, 2021, the Company’s board of directors adopted, and its stockholders approved and ratified, the 2020 Amended Equity Incentive Plan. The 2020 Amended Equity Incentive Plan allows for the issuance of up to 10,000,000 shares of common stock, whether in the form of options, restricted stock, restricted stock units, stock appreciation rights, performance units, performance shares and other stock or cash awards. The general purpose of the 2020 Amended Equity Incentive Plan is to provide an incentive to the Company’s directors, officers, employees, consultants and advisors by enabling them to share in the future growth of the Company’s business. The board of directors believes that granting equity-based compensation serves to promote continuity of management and provide for a shared interest in the welfare, growth and development of the Company. The Company believes that the 2020 Amended Equity Incentive Plan will serve to advance the Company’s interests by enhancing its ability to (i) attract and retain employees, consultants, directors and advisors who are able to contribute to the Company’s ongoing success and development, (ii) reward those employees, consultants, directors and advisors for their contributions to the Company, and (iii) encourage employees, consultants, directors and advisors to participate in the Company’s long-term growth and success.

In addition to the RSU grants referenced above, on May 13, 2022, the Company granted stock options (the “Option Grants”) in the amount of (i) 3,000,000 shares to Chenlong Tan, our Chief Executive Officer and (ii) 330,000 shares to Kevin Vassily, our Chief Financial Officer. The Option Grants have an exercise price of $1.12 per share (the closing price on the grant date) and have a term of 10 years, will vest in stages upon the Company’s achievement of certain pre-determined market capitalization and revenue or operating income targets set forth in the grant agreements. Upon Mr. Vassily’s resignation, stock options for 330,000 shares granted to him were forfeited. Following the Company’s October 27, 2025 one-for-30 reverse stock split, Mr. Tan’s Option Grant is now equal to 100,000 shares exercisable at $33.60 per share.

On August 29, 2024, the Company granted 1,200,000 shares of stock options (the “2024 Stock Options”) to Chenlong Tan, the Company’s Chief Executive Officer, pursuant to the terms of the Amended and Restated 2020 Equity Incentive Plan (the “Plan”). The options have an exercise price of $1.43 per share (which is 110% of the Fair Market Value of the stock on the grant date). The 2024 Stock Options have a term of 10 years and will vest as follows: 30,000 2024 Stock Options vested on the grant date (August 29, 2024), and 32,500 2024 Stock Options will vest on the first day of each month from September 1, 2024, to August 1, 2027. Following the Company’s October 27, 2025 one-fr-39 reverse stock split, Mr. Tan’s 2024 Stock Option grant is equal to 40,000 shares exercisable at $42.90 per share.

During the fiscal year ended June 30, 2025, the Company granted an additional 88,094 RSUs (2,936 RSUs on a post-reverse split basis) to our directors and employees.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock beneficially owned as of February 12, 2026 by:

•	each of our stockholders who is known by us to beneficially own 5% or more of our common stock;
•	each of our executive officers;
•	each of our directors; and
•	all of our directors and current executives as a group.

Beneficial ownership is determined based on the rules and regulations of the SEC. A person has beneficial ownership of shares if such individual has the power to vote and/or dispose of shares. This power may be sole or shared and direct or indirect. Applicable percentage ownership in the following table is based on the total of 1,314,750 shares of common stock outstanding as of February 19, 2026. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that are subject to options or warrants held by that person and exercisable as of, or within sixty (60) days of, the date of this prospectus. These shares, however, are not counted as outstanding for the purposes of computing the percentage ownership of any other person(s). Except as may be indicated in the footnotes to this table and pursuant to applicable community property laws, each person named in the table has sole voting and dispositive power with respect to the shares of common stock set forth opposite that person’s name. Unless indicated below, the address of each individual listed below is c/o iPower Inc., 8798 9th Street, Rancho Cucamonga, CA 91730.

Name of Beneficial Owner	No. of Shares Common Stock Beneficially Owned	Total Percentage of Common Stock Owned
Chenlong Tan (1)	360,637	25.48%
Yue Guo (2)	371	*%
Hanxi Li (3)	3,226	0.23%
Bennet Tchaikovsky (4)	3,182	0.22%
Yi Yang (5)	–	–
All Officers and Directors (5 Persons)	367,416	25.96%

Beneficial Owners of more than 5%
Allan Huang (6)	258,417	19.66%

__________________________

*	Less than 0.1%
(1)	Chenlong Tan is our co-Founder, Chairman, Chief Executive Officer and President. Mr. Tan’s holding consists of (i) 126,750 shares directly held by Mr. Tan; (ii) 133,334 shares held by a trust for the benefit of Mr. Tan and certain of his family members, (iii) 19,417 shares of options vested, and (iv) 81,136 shares of RSUs vested with deferred settlement. The aforementioned holdings do not include options to purchase 120,583 shares of common stock which remain subject to certain vesting conditions.
(2)	Ms. Guo is a member of our board of directors. Her holdings consist of (i) 371 shares of common stock and (ii) 185 RSUs which remain subject to vesting.
(3)	Ms. Li is a member of our board of directors. Her holdings consist of (i) 3,226 shares of common stock and (ii) 268 RSUs which remain subject to vesting.
(4)	Mr. Tchaikovsky is a member of our board of directors. His holdings consist of (i) 3,182 shares of common stock and (ii) 535 RSUs which remain subject to vesting.
(5)	Ms. Yang is a member of our board of directors.
(6)	Allan Huang is our co-Founder and a consultant and was previously our Chief Executive Officer, President and a director.

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Certain Relationships and Related Party Transactions

Unless described below, during the last two fiscal years, there are no transactions or series of similar transactions to which we were a party or will be a party, in which:

•	the amounts involved exceed or will exceed $120,000; and
•	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing had, or will have, a direct or indirect material interest.

On April 27, 2021, Mr. Chenlong Tan, our Chairman, President, Chief Executive Officer and Interim Chief Financial Officer and a beneficial owner more than 5% of our common stock, agreed to reimburse us for any judgments, fines and amounts paid or actually incurred by us or an indemnitee in connection with such legal action or in connection with any settlement agreement entered into by us or an indemnitee up to a maximum of $3.5 million in the aggregate, with the sole source of funding of such reimbursement to come from sales of shares then owned by Mr. Tan, against any damages that the Company may owe Boustead Securities, LLC (“Boustead”) or the underwriters, should Boustead be successful in any action against the Company related to the Company’s initial public offering. On June 18, 2024, Mr. Tan, along with co-founder and stockholder Allan Huang, satisfied this obligation by returning a total of 541,667 shares to the Company’s treasury, to reimburse the Company for a $1.3 million settlement with Boustead.

On July 8, 2023, the Company entered into an agreement with White Cherry Limited (“White Cherry”), a BVI company owned by the former owner of DHS, for an on-demand, unsecured and subordinated loan (“On-demand Loan”). Pursuant to the agreement, White Cherry agreed to loan the Company the amount requested. The On-demand Loan bears interest at the rate of the Secured Overnight Financing Rate, or SOFR, plus 1% per annum. The On-demand Loan is due in 30 days upon receipt of White Cherry’s notice of repayment. On July 16, 2023, the Company borrowed $2,000,000 from White Cherry, repaid $1 million on July 31, 2023 and $1 million on January 31, 2024. For the years ended June 30, 2025 and 2024, the Company recorded interest of $0 and $32,911. As of June 30, 2025, the outstanding balance of the On-demand Loan was fully paid off.

During the period ended June 30, 2024, the Company started selling products through MII Strategy Inc. (“MII”), a company owned by the Company’s CEO, Mr. Chenlong Tan. As of June 30, 2025 and 2024, the total amount due from MII was $0 and $56,406.

On April 1, 2024, the Company borrowed $350,000 short-term loan (“RP Loan”) from an entity owned by Mr. Allan Huang, one of the majority stockholders of the Company. The RP Loan bears no interest and is due upon receipt of request of repayment. As of June 30, 2025 and 2024, the outstanding balance of the RP Loan was $0 and $350,000.

On June 3, 2025, the Company, Custom Cup Factory, Inc. (“CCF”) and Ms. Yi Yang, our director, entered into the Limited Liability Company Operating Agreement (the “Operating Agreement”) of United Package NV, LLC, a Nevada limited liability corporation (the “Joint Venture”). The Joint Venture will focus on the domestic production of packaging materials to serve the rapidly growing demands of U.S. businesses seeking reliable, sustainable, and cost-effective supply chain solutions without reliance on offshore manufacturing. Pursuant to the terms of the Operating Agreement, the Company owns 2,280 Class A Voting Units (as defined in the Operating Agreement) of the Joint Venture in consideration for the Joint Venture’s use of the Company’s equipment and facility, Ms. Yang owns 1,140 Class A Voting Units of the Joint Venture in consideration for Ms. Yang’s commitment to manage the business of the Joint Venture and CCF owns 1,710 Class A Voting Units of the Joint Venture in consideration for CCF’s contribution of its marketing expertise, existing sales channel and customer list. The Joint Venture will be managed by the Company, CCF and Ms. Yang. Ms. Yang is the Founder and Chief Executive Officer of CCF.

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In addition, Ms. Yang’s entity, Pacelor Inc. (“Pacelor”), manages a warehouse and provides fulfillment services for the Company and receives a monthly service fee, which fluctuates from month to month. Ms. Yang is the Founder and Chief Executive Officer of Pacelor. As a result, Pacelor has become a related party of the Company since June 6, 2025. For the three and six months ended December 31, 2025, the Company received $821,402 and $1,267,918 service from Pacelor. As of December 31, 2025 and June 30, 2025, the (prepayment) accounts payable to Pacelor was $(565,716) and $78,831, respectively. Ms. Yang’s other entity, Pacelor NV Inc. (“Pacelor NV”) also provides marketing services for the Company. As of December 31, 2025 and June 30, 2025, the outstanding accounts payable to Pacelor NV was $315,019 and $315,019, respectively.

On July 9, 2025, the Company borrowed $500,000 as a short-term loan from an entity owned by Mr. Allan Huang, one of the majority shareholders of the Company. This loan bears no interest and is due upon receipt of request of repayment. As of December 31, 2025, the outstanding balance of the was $500,000.

On November 24, 2025, the Company issued a Promissory Note in exchange for gross proceeds of $550,000 to an entity controlled by the Company’s CEO, Chenlong Tan. The Promissory Notes bear 6.5% interest per annum and are repayable upon the earlier of 90 days or the Company’s entry into new financing arrangements. The funds received in connection with the Company’s issuance of the Promissory Notes was used to pay off the Company’s ABL with JPMorgan Chase Bank, N.A. (“JPMorgan”).

Policies and Procedures For Related Party Transactions

Our Audit Committee Charter provides that our Audit Committee will be responsible for reviewing and approving in advance any related party transaction. Transactions requiring such pre-approval will include, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

PROPOSAL NO. 1

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF

THE NOMINEES TO THE BOARD OF DIRECTORS.

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PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Company’s Audit Committee has elected HTL International, LLP (“HTL International”) to serve as the Company’s independent registered accountants for the fiscal year ending June 30, 2026. HTL International has been engaged as our auditors since June 24, 2025. HTL International served as our auditor for our financial reports included in our Annual Report on Form 10-K for the period ended June 30, 2025, as filed with the SEC on October 9, 2025.

Prior to June 24, 2025, UHY LLP (“UHY”) served as the Company’s independent registered accountants during the fiscal years ended June 30, 2025 and June 30, 2024.

Ratification of the selection of HTL International by stockholders is not required by law. However, as a matter of good corporate governance, such selection is being submitted to the stockholders for ratification at the Annual Meeting. If the stockholders do not ratify the selection, the board of directors and the Audit Committee will reconsider whether or not to retain HTL International, but may retain HTL International. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of the Company and our stockholders.

Services and Fees of Independent Accountants

The following table represents fees for professional audit services for the audit of the Company’s annual financial statements for the fiscal years ended June 30, 2025 and 2024, rendered by HTL International, the Company’s current independent registered public accounting firm, and UHY LLP, the Company’s prior independent registered public accounting firm.

	HTL International, LLC		UHY LLP
	Fiscal year ended June 30,		Fiscal year ended June 30,
	2025	2024	2025	2024
Audit fees [1]	$143,445	–	178,805	$316,066
Audit-related fees [2]	–	–	–	–
Tax fees	–	–	–	–
All other fees	–	–	–	–
Total fees	$143,445	–	178,805	$316,066

_________________________

1.	Audit fees consist of fees for professional services rendered by the principal accountant for the audit of the Company’s annual financial statements and review of the financial statements included in the Company’s Form 10-K and Form 10-Q and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.
2.	Audit-related fees consist primarily of fees for assurance and related services by the accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is tasked with pre-approving any non-audit services proposed to be provided to the Company by the independent auditors. In accordance with the SEC’s auditor independence rules, the Audit Committee has established the following policies and procedures by which it approves in advance any audit or permissible non-audit services to be provided to the Company by its independent auditor.

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Prior to the engagement of the independent auditor for any fiscal year’s audit, management submits to the Audit Committee for approval lists of recurring audit, audit-related, tax and other services expected to be provided by the auditor during that fiscal year. The Audit Committee adopts pre-approval schedules describing the recurring services that it has pre-approved, and is informed on a timely basis, and in any event by the next scheduled meeting, of any such services rendered by the independent auditor and the related fees.

The fees for any services listed in a pre-approval schedule are budgeted, and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year. The Audit Committee will require additional pre-approval if circumstances arise where it becomes necessary to engage the independent auditor for additional services above the amount of fees originally pre-approved. Any audit or non-audit service not listed in a pre-approval schedule must be separately pre-approved by the Audit Committee on a case-by-case basis. Every request to adopt or amend a pre-approval schedule or to provide services that are not listed in a pre-approval schedule must include a statement by the independent auditors as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence.

The Audit Committee will not grant approval for:

•	any services prohibited by applicable law or by any rule or regulation of the SEC or other regulatory body applicable to the Company;

•	provision by the independent auditor to the Company of strategic consulting services of the type typically provided by management consulting firms; or

•	the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the tax treatment of which may not be clear under the Internal Revenue Code and related regulations and which it is reasonable to conclude will be subject to audit procedures during an audit of the Company’s financial statements.

Subject to certain exceptions, tax services proposed to be provided by the auditor to any director, officer or employee of the Company who is in an accounting role or financial reporting oversight role must be approved by the Audit Committee on a case-by-case basis where such services are to be paid for by the Company, and the Audit Committee will be informed of any services to be provided to such individuals that are not to be paid for by the Company.

In determining whether to grant pre-approval of any non-audit services in the “all other” category, the Audit Committee will consider all relevant facts and circumstances, including the following four basic guidelines:

•	whether the service creates a mutual or conflicting interest between the auditor and the Company;

•	whether the service places the auditor in the position of auditing his or her own work;

•	whether the service results in the auditor acting as management or an employee of the Company; and

•	whether the service places the auditor in a position of being an advocate for the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF

THE APPOINTMENT OF THE COMPANY’S INDEPENDENT ACCOUNTANTS.

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Audit Committee Report

The primary purpose of the Audit Committee is to assist the board of directors in fulfilling its responsibility to oversee our financial reporting activities. The Audit Committee is responsible for reviewing with both our independent registered public accounting firm and management, our accounting and reporting principles, policies and practices, as well as our accounting, financial and operating controls and staff. The Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB” ) in Rule 3200T. Additionally, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, the Audit Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the last fiscal year ended June 30, 2025 to be filed with the SEC.

Bennet Tchaikovsky

Yue Guo

Hanxi Li

The information contained in this proxy statement with respect to the Audit Committee’s report above and the independence of the members of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

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PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are submitting to stockholders an advisory vote to approve the compensation paid to the Company’s named executive offices, as disclosed under the caption “Election of Directors—Executive Compensation,” pursuant to Item 402 of Regulation S-K, including the compensation tables, and narrative discussion.

The advisory vote is not binding on the Company, the board of directors, or management; if executive compensation is not approved by the vote of a majority of shares present in person or by proxy at the meeting and entitled to vote, the Compensation Committee will take account of this fact when considering executive compensation in future years.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE FOLLOWING ADVISORY RESOLUTION:

RESOLVED, that the compensation paid to Company’s named executive offices, as disclosed under the caption “Election of Directors—Executive Compensation,” pursuant to Item 402 of Regulation S-K, including the compensation tables, and narrative discussion, be, and hereby is, approved.

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PROPOSAL NO. 4

APPROVAL OF 20% STOCK ISSUANCE TO ACQUIRE ONE OR MORE CUSTOM PRODUCTS ENTITY

The Company is seeking stockholder approval to acquire one or more companies engaged in the design and delivery of on-demand, custom made products, with such acquisition to be valued at approximately $3,000,000 and to be consummated in exchange for the issuance of up to $3,000,000 of the Company’s common stock and/or preferred stock or other equity-linked instruments, which is presently estimated to exceed of 20% of our outstanding common stock as of the Record Date (the “Custom Products 20% Stock Issuance”). Such acquisition may just consist of an asset purchase only. In any event, we will aim to complete any such acquisition within three months of obtaining shareholder approval. Assuming an approximately $3.565 per share stock price (using the closing price of the Company’s common stock on February 18, 2026), we believe such acquisition would require the issuance of approximately 842,000 shares of common stock. Such issuance would cause a substantial dilution to our existing stockholders.

We are presently engaged in negotiations with several entities and have not yet decided on which entity or entities we would like to acquire as we evaluate which opportunity will provide the most economic benefit to our ecommerce supply chain platform. We believe the acquisition of such an entity or entities would enhance the Company’s ecommerce infrastructure. One of the entities we are presently considering is Custom Cup Factory, LLC, a company engaged in the production of paper packaging products that is owned and operated by our director Ms. Yi Yang. However, we are still evaluating our operations. We are seeking advance stockholder approval of the ability to issue the Custom Products 20% Stock Issuance in order that we may more quickly execute on the acquisition at such time as we are ready.

We will not complete the above acquisition prior to completing satisfactory due diligence of the acquisition target and entering into a duly negotiated acquisition agreement. We anticipate that each such acquisition will occur, if at all, approximately three (3) months after the date of the Annual Meeting, unless a shorter time is required by Nasdaq. We will make further announcements as agreements are entered into and such transactions occur.

No Change of Control

We do not believe that the proposed acquisition will result in a change of control.

What is the Effect on Current Stockholders if Proposal No. 4 is Approved?

If our stockholders approve this Proposal No.4, we will be able to pursue the above proposed acquisitions and will be able to issue in excess of 20% of the Company’s common stock as consideration for such acquisitions. As a result, we would have more freedom to pursue and potentially complete one or more acquisitions, would have more flexibility in negotiating such transactions, and would be in a position to complete such transactions without having to raise additional capital. As a result, the Company will have greater flexibility in pursuing and potentially closing on the potential acquisitions, thus providing us with greater assurance that we may be able to complete the acquisition if we are able to negotiate favorable definitive terms.

If stockholders approve this Proposal No. 4, the rights or privileges of our existing stockholders will not be affected, except that the economic and voting interests of each of our existing stockholders will be significantly diluted should we ultimately acquire the above acquisition target and issue stock as the primary form of consideration. Although the number of shares of our common stock that our existing stockholders own will not decrease, the shares of our common stock owned by our existing stockholders may represent a smaller percentage of our total number of outstanding shares of common stock after any issuance made to acquire the above acquisition target and, as a result, our existing stockholders would have less voting power than they had prior to the acquisition.

This stockholder approval will only be applicable for the above described potential acquisitions. In the event the Company does not end up pursuing the above described acquisition targets and instead pursues different acquisition targets, the Company would need to obtain a new stockholder approval.

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What is the Effect on Current Stockholders if the Proposal No. 4 is NOT approved?

If our stockholders do not approve this Proposal No. 4, we would be limited in the method in which we could complete the above acquisition(s). As a result, we may be unable to complete the above acquisition or, if we have to raise money through the sale of our common stock in order to fund the acquisition, pursuing and/or closing on the acquisition may be delayed as we would first need to raise funds through the sale of our equity securities, whether through private placement or other form of offering.

Interests of Directors and Executive Officers

Except as described above with respect to Ms. Yi Yang’s ownership of Custom Cup Factory, LLC, a company engaged in the production of paper packaging products, none of the Company’s directors or executive officers have any substantial interest, directly or indirectly, in this proposal except to the extent of their ownership of shares of common stock.

Vote Required and Recommendation of the Board

The affirmative vote of the holders of shares of common stock representing a majority of the shares of common stock cast at the meeting in person or by proxy is required for the approval of the Custom Products 20% Stock Issuance. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE ISSUANCE OF 20% OR MORE OF THE COMPANY’S COMMON STOCK AS CONSIDERATION FOR ONE OR MORE OF THE ABOVE LISTED ACQUISITIONS

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PROPOSAL NO. 5

APPROVAL OF 20% STOCK ISSUANCE TO ACQUIRE ONE OR MORE ECOMMERCE BRANDS

The Company is seeking stockholder approval to acquire one or more ecommerce brands, with each ecommerce brand to be valued at up to $3,000,000 and to be acquired in exchange for the issuance of up to $3,000,000 in the Company’s common stock, which presently is in excess of 20% of our outstanding common stock as of the Record Date (each an “Ecommerce 20% Stock Issuance” and, together, the “Ecommerce 20% Stock Issuances”). If we receive stockholder approval, we would aim to close on the above described acquisitions within three months of obtaining stockholder approval. Estimating a $3.565 per share stock price (which represents the Company’s Nasdaq closing stock price on February 18, 2026), we believe each acquisition would require the issuance of approximately 842,000 shares of common stock. Such issuances would cause a substantial dilution to our existing stockholders. We are seeking the acquisition of one or more existing, established and successful ecommerce brands or listings as we believe it would enhance our existing business by improving the underlying revenue by connecting them with iPower’s existing infrastructure networks.

The Company is presently in negotiations with several ecommerce brand owners as we evaluate which opportunity or opportunities will provide the most economic benefit to our ecommerce supply chain platform. The target brand is expected to be an established e-commerce business. We believe one or more ecommerce brand acquisitions would add value to our existing platform as it would allow the brands to utilize and access our services, through entry into separate agreements following the acquisition, and would thus allow for greater revenue generation by iPower. The key factors we will consider prior to entering into an agreement include revenue scale and quality, profitability and cash generation, and growth potential. We are seeking advance stockholder approval of these opportunities so that we will be able to more quickly execute on the acquisition at such time as we are ready.

In each case, we will not complete any acquisition prior to completing adequate due diligence of each of the acquisition targets, and entering into duly negotiated acquisition agreements. We anticipate that each such acquisition will occur, if at all, within three (3) months after the date of the Annual Meeting, unless a shorter time is required by Nasdaq. We will make further announcements as agreements are entered into and such transactions occur.

No Change of Control

We do not believe that the proposed acquisition will result in a change of control.

What is the Effect on Current Stockholders if Proposal No. 5 is Approved?

If our stockholders approve this Proposal No. 5, we will be able to pursue one or more of the above proposed ecommerce brand acquisitions and will be able to issue in excess of 20% of the Company’s common stock as consideration for each such acquisition. As a result, we would have more freedom to pursue and potentially complete the acquisitions and would not have to raise additional funding to complete such acquisitions. As a result, this will allow the Company greater flexibility in pursuing these potential acquisitions and provide us with greater assurance that we will be able to complete the acquisitions if we are able to negotiate favorable definitive terms.

If stockholders approve this Proposal No. 5, the rights or privileges of our existing stockholders will not be affected, except that the economic and voting interests of each of our existing stockholders will be significantly diluted should we ultimately acquire one or more of the above acquisition targets and issue stock as the primary form of consideration. Although the number of shares of our common stock that our existing stockholders own will not decrease, the shares of our common stock owned by our existing stockholders may represent a smaller percentage of our total number of outstanding shares of common stock after any issuance made to acquire one or more of the above acquisition targets and, as a result, our existing stockholders would have less voting power than they had prior to the acquisitions.

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This stockholder approval will only be applicable for the above described potential acquisitions. In the event the Company does not end up pursuing the above acquisitions and instead pursues acquisition targets different than those described above, the Company would need to obtain a new stockholder approval.

What is the Effect on Current Stockholders if the Proposal No. 5 is NOT approved?

If our stockholders do not approve this Proposal No. 5, we would be limited in the method in which we could complete the above acquisitions. As a result, we may be unable to complete the above acquisitions or, if we have to raise money through the sale of our common stock in order to fund the acquisitions, pursuing and/or closing on the acquisitions may be delayed as we would first need to raise funds through the sale of our common stock, whether through private placement or other form of offering.

Interests of Directors and Executive Officers

Other than as specified above with respect to directors’ and executive officers’ interests in Proposals Nos. 1-4, none of the Company’s directors or executive officers have any substantial interest, directly or indirectly, in this proposal except to the extent of their ownership of shares of Common Stock.

Vote Required and Recommendation of the Board

The affirmative vote of the holders of shares of common stock representing a majority of the shares of common stock cast at the meeting in person or by proxy is required for the approval of the Ecommerce 20% Stock Issuances for the acquisition of one or more ecommerce Brands, Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE ISSUANCE OF 20% OR MORE OF THE COMPANY’S COMMON STOCK AS CONSIDERATION FOR THE ACQUISITION OF ONE OR MORE ECOMMERCE BRANDS.

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PROPOSAL NO. 6

APPROVAL OF ADJOURNMENT PROPOSAL

If the Annual Meeting is convened and a quorum is present, but there are not sufficient votes to approve one or more of Proposals Nos. 1-5, or if there are insufficient votes to constitute a quorum, our proxy holders may move to adjourn or postpone the Annual Meeting at that time in order to enable the board of directors to solicit additional proxies.

In this Proposal No. 6, we are asking our stockholders to authorize the adjournment or postponement of the Annual Meeting by the Company from time to time to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the Annual Meeting to approve one or more of Proposals Nos. 1-5 or if otherwise determined by the chairperson of the meeting to be necessary or appropriate. If our stockholders approve this Proposal No. 6, we could adjourn or postpone the Annual Meeting and any adjourned or postponed session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this Proposal No. 6 could mean that, even if we had received proxies representing a sufficient number of votes to defeat one or more of Proposals Nos. 1-5, we could adjourn or postpone the Annual Meeting without a vote on such Proposal and seek to convince our stockholders to change their votes in favor of such Proposal.

If it is necessary or appropriate (as determined in good faith by the board of directors) to adjourn or postpone the Annual Meeting, no notice of the adjourned or postponed meeting is required to be given to our stockholders, other than an announcement at the Annual Meeting of the time and place to which the Annual Meeting is adjourned or postponed, so long as the meeting is adjourned or postponed for 30 days or less and no new record date is fixed for the adjourned or postponed meeting. At the adjourned or postponed meeting, we may transact any business which might have been transacted at the original meeting.

Interests of Directors and Executive Officers

Other than as specified above with respect to directors' and executive officers' interests in Proposals Nos. 1-5, none of the Company's directors or executive officers have any substantial interest, directly or indirectly, in this proposal except to the extent of their ownership of shares of Common Stock.

Adjournment Resolution

At the Annual Meeting, stockholders will be asked to consider and, if thought appropriate, pass, with or without variation, the following ordinary resolution to approve the Proposal No.6 (the “Adjournment Resolution”):

“BE IT RESOLVED THAT: the proposed Adjournment Resolution, as described in Proposal No. 6, hereby is, approved, confirmed and ratified in all respects.”

THE BOARD RECOMMENDS A VOTE “FOR”

THE ADJOURNMENT RESOLUTION

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STOCKHOLDERS’ PROPOSALS FOR THE NEXT ANNUAL MEETING

Any stockholder desiring to include a proposal pursuant to Rule 14a-8 under the Exchange Act in our proxy materials for action at our next Annual Meeting must deliver the proposal to our executive office no later than October 30, 2026. Only proper proposals that are timely received and in compliance with Rule 14a-8 will be included in our proxy materials for our next Annual Meeting. The proponent may submit a maximum of one (1) proposal of not more than five hundred (500) words for inclusion in our proxy materials for a meeting of security holders.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act no later than February 13, 2027.

At the next Annual Meeting, management proxies will have discretionary authority, under Rule 14a-4 of the Exchange Act to vote on stockholder proposals that are not submitted for inclusion in our proxy statement unless received by us before February 29, 2027.

OTHER BUSINESS

The board of directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of common stock will be voted in accordance with the specification so made.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports, proxy statements and other information with the SEC. Stockholders may read and copy any reports, statements or other information that we file at the SEC’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our public filings are also available from commercial document retrieval services and at the Internet Web site maintained by the SEC at www.sec.gov. The Company’s Annual Report on Form 10-K and other reports that we file with the SEC are available on our website at ir.meetipower.com.

STOCKHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE ANNUAL MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [*], 2026. STOCKHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS OTHERWISE DISCLOSED.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL OUT AND SUBMIT THE ENCLOSED PROXY CARD TODAY OR FOLLOW THE SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES BY PROXY, OR THROUGH THE INTERNET, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

By Order of the Board of Directors,

/s/ Chenlong Tan
Name:	Chenlong Tan
Title:	Chief Executive Officer

[               ], 2026

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V85013 - Z92270 For Withhold For All All All Except ! ! ! For Against Abstain To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below . 1) Chenlong Tan 2) Bennet Tchaikovsky 3) Yue Guo 4) Hanxi Li 5) Yi Yang The Board of Directors recommends you vote FOR the following proposals: 2. To ratify the selection of HTL International, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026. 3. To conduct an advisory vote approving executive compensation. 1. To elect the nominees listed in the Proxy Statement to the Company’s Board of Directors. Nominees: IPOWER INC. The Board of Directors recommends you vote FOR the following: NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Note: Please sign exactly as your name or names appear(s) in the Company’s stock transfer books. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person. 5 . To approve, pursuant to Nasdaq Listing Rule 5635 (a), the issuance of more than 20 % of the Company’s outstanding common stock as of the record date (and/or securities convertible into or exercisable for common stock, counted on an as converted basis), or combining with preferred shares or other instrument, as consideration for the acquisition of one or more ecommerce brands, with each acquisition valued at up to $ 3 , 000 , 000 to be completed within three (3) months of stockholder approval . 4 . To approve, pursuant to Nasdaq Listing Rule 5635 (a), the issuance of more than 20 % of the Company’s outstanding common stock as of the record date (and/or securities convertible into or exercisable for common stock, counted on an as converted basis) or combining with preferred shares or other instrument, as consideration for the acquisition of one or more target companies or its assets, including the potential acquisition of a custom made, on - demand product business, with each acquisition valued at up to $ 3 , 000 , 000 to be completed within three (3) months of stockholder approval . 6 . To consider and vote on a proposal to approve any adjournment of the Annual Meeting from time to time, if necessary or appropriate, including to solicit additional votes in favor of any of the above proposals, in the event there are not sufficient votes at the time of the Annual Meeting to approve the proposals or to establish a quorum . ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! SCAN TO VIEW MATERIALS & VOTE IPOWER INC. 8798 9TH STREET RANCHO CUCAMONGA, CALIFORNIA 91730 VOTE BY INTERNET Before The Meeting - Go to www . proxyvote . com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11 : 59 p . m . Eastern Time on April 12 , 2026 . Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form . During The Meeting - Go to www . virtualshareholdermeeting . com/IPW 2026 You may attend the meeting via the Internet and vote during the meeting . Have the information that is printed in the box marked by the arrow available and follow the instructions . VOTE BY PHONE - 1 - 800 - 690 - 6903 Use any touch - tone telephone to transmit your voting instructions up until 11 : 59 p . m . Eastern Time on April 12 , 2026 . Have your proxy card in hand when you call and then follow the instructions . VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage - paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 .

V85014 - Z92270 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10 - K are available at www.proxyvote.com. iPower Inc. 8798 9th Street, Rancho Cucamonga, California 91730 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held at 10:00 a.m. ET, April 13, 2026 (Record Date February 12, 2026) THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Chenlong Tan as proxy of the undersigned, with full power to appoint his substitute, and hereby authorizes him to represent and to vote all the shares of stock of iPower Inc . which the undersigned is entitled to vote, as specified on the reverse, at the Annual Meeting of Shareholders of iPower Inc . on April 13 , 2026 at 10 : 00 a . m . ET via live webcast at www . virtualshareholdermeeting . com/IPW 2026 and at any adjournment or postponement thereof . THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER . IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS FOR EACH OF THE PROPOSALS . This proxy authorizes the above designated proxies to vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14 a - 4 (c) promulgated under the Securities Exchange Act of 1934 , as amended . THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE " FOR " PROPOSALS 1 , 2 , 3 , 4 , 5 AND 6 ON THE REVERSE SIDE . PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.